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                                                                    EXHIBIT 99.3


                   THIRD AMENDMENT TO STOCKHOLDERS' AGREEMENT

     Reference is made to that certain Stockholders' Agreement dated as of January 29, 1993 and amended as of July 1, 1993 and amended further on November 1, 1994 (the "Stockholders' Agreement"), by and among Grubb & Ellis Company, a Delaware corporation (the "Company"), Warburg, Pincus Investors, L.P., a Delaware limited partnership ("Warburg"), Joe F. Hanauer ("Hanauer") and the Prudential Insurance Company of America, a New Jersey insurance corporation ("Prudential"). Capitalized terms used herein without definition shall have the meanings set forth in the Stockholders' Agreement unless otherwise specified herein.

                                    RECITALS

A. On October 21, 1996, Warburg and Prudential reached agreement upon the sale and assignment (the "Sale and Assignment Agreement") from Prudential to Warburg of the Securities, as defined in the Sale and Assignment Agreement.

B. The Sale and Assignment Agreement provides that, as a condition of closing, there shall have been executed by the parties thereto, an amendment to the Stockholders' Agreement terminating Prudential's obligations thereunder and pursuant to which Prudential releases all of its rights under the Stockholders Agreement.

NOW THEREFORE, in acknowledgment of the foregoing recitals, the parties hereby agree as follows:

1. The Stockholders' Agreement is hereby amended so that any and all of Prudential's obligations thereunder are hereby terminated.

2. The Stockholders' Agreement is hereby further amended so that any and all of Prudential's rights thereunder are hereby terminated and released.

3. Except as specifically provided herein, the terms and conditions of the Stockholders' Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment
To Stockholders' Agreement this 22nd day of October, 1996.

GRUBB & ELLIS COMPANY


By:   /s/ Robert J. Walner
      -----------------------------
Name:     Robert J. Walner
      -----------------------------
Title:    Sr. Vice President
      -----------------------------

WARBURG, PINCUS INVESTORS, L.P.


By:   /s/ John D. Santoleri
      -----------------------------
Name:     John D. Santoleri
      -----------------------------
Title:    Partner
      -----------------------------


THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA


By:   /s/ Stephen R. Haeckel
      -----------------------------
Name:     Stephen R. Haeckel
      -----------------------------
Title:    Vice President
      -----------------------------


JOE F. HANAUER,  an individual


By:   /s/ Joe F. Hanauer
      -----------------------------
          Joe F. Hanauer


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